EXHIBIT 15.1

[Maples and Calder Letterhead]

Baidu, Inc.

Baidu Campus

No. 10 Shangdi 10th Street

Haidian District, Beijing 100085

The People’s Republic of China

27 March 2013

Dear Sirs

Baidu, Inc.

We consent to the reference to our firm under the heading “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” and “Item 16G. Corporate Governance” on Form 20-F for the year ended 31 December 2012, which will be filed with the Securities and Exchange Commission in the month of March 2013.

Yours faithfully

/s/ Maples and Calder